Exhibit 32: Section 1350 Certifications

I, Barbara A. Manzolillo, Chief Financial Officer and Treasurer, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

April 30, 2008
(Date)

Barbara A. Manzolillo, Chief Financial Officer and Treasurer
(Signature)

I, A. Neil Pappalardo, Chief Executive Officer and Chairman, certify this quarterly report on Form 10-Q of Medical Information Technology, Inc. (MEDITECH) for the period ended March 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MEDITECH.

April 30, 2008
(Date)

A. Neil Pappalardo, Chief Executive Officer and Chairman
(Signature)